UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 5, 2009 (October 1, 2009)
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-34269

SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	74-2657168 (IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

713-432-0300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory arrangements of Certain Officers

Item 5.02(c).     Appointment of Principal Officers.

On October 5, 2009, Sharps Compliance Corp. (the "Company" or “Sharps”) announced the appointment of Scott T. Freeman as Vice President of Operations of the Company (a corporate officer position). Mr. Freeman comes to Sharps from OxySure Systems, Inc (“OXY”), a developer and manufacturer of oxygen products for short duration or emergency duration applications, where he served as Vice President of Operations. Prior to OXY, Mr. Freeman served in various operational roles with Presco Products, Lone Star Plastics and Mobil Oil Corporation. Mr. Freeman graduated from the University of Texas with a BS in Engineering.

 A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Mr. Freeman executed an offer letter from the Company, pursuant to which he agreed to serve as the Vice President of Operations of the Company. The offer letter is effective as of October 1, 2009 and provides that Mr. Freeman will receive an annual base salary of $165,000 (payable at the bi-weekly rate of $6,346.15). In accordance with the appointment, Mr. Freeman will receive (90 days from the date of employment and subject to continued employment) an option to purchase 25,000 shares of the Company's common stock under the Sharps Compliance 1993 Stock Plan.  The option will have a seven (7) year term and vest at the rate of 33.3% per year (at each of the first three anniversary dates and subject to continued employment). The exercise price of the option will be the closing price on the date of the grant (90 days from date of employment, subject to continued employment).

 In connection with his employment, the Company and Mr. Freeman entered into a Non-Competition and Confidentiality Agreement. The complete text of the Offer Letter and the Non-Competition and Confidentiality Agreement are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

The Company’s current Sr. Vice President of Operations, Al Aladwani, has agreed to accept the position of Vice President of Quality Control / Assurance effective October 1, 2009.

Item 5.02(e).     Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(c) above regarding the offer letter and the compensation arrangement is hereby incorporated by reference.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter between Sharps Compliance Inc. and Scott T. Freeman
10.2	Non-Competition and Confidentiality Agreement between Sharps Compliance Inc. and Scott T. Freeman
99.1	Press Release naming Scott T. Freeman as Vice President of Operations of Sharps Compliance Inc., effective October 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHARPS COMPLIANCE CORP.
By:	/s/ David P. Tusa
Executive Vice President , Chief Financial Officer and Business Development

Dated: October 5, 2009

Index to Exhibits

10.1	Offer Letter between Sharps Compliance Inc. and Scott T. Freeman
10.2	Non-Competition and Confidentiality Agreement between Sharps Compliance Inc. and Scott T. Freeman
99.1	Press Release dated October 5, 2009